UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2025

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 16, 2025, Daniel Gamba was appointed Co-President and Chief Commercial Officer of Franklin Resources, Inc. (the “Company”), effective as of October 15, 2025. As Chief Commercial Officer, Mr. Gamba will oversee the Company’s global sales, marketing and product strategy. Mr. Gamba, 57 years of age, was Executive Vice President of Northern Trust Corporation and the President of Northern Trust Asset Management from April 2023 until September 2025. Prior to that, Mr. Gamba spent over two decades at Blackrock, Inc., where, among other roles, he served as Co-Head of Fundamental Equities from 2020 to February 2023, as Global Head of Active Equity Product Strategy from 2016 to 2020, and as Head of Americas Institutional iShares Business and Co-Head iShares U.S. from 2011 to 2016.
For fiscal year 2026, Mr. Gamba will receive compensation including (i) an annual base salary of $700,000, (ii) a minimum annual bonus of $5.5 million, (iii) an annual performance-based restricted stock grant valued at $1.6 million, which will vest subject to the achievement of performance hurdles (i.e., 50% tied to three-year relative total shareholder return vs. peers and 50% tied to meeting the Company’s annual adjusted operating margin targets), and (iv) an annual restricted stock grant valued at $700,000. Additionally, on a one-time basis in consideration of both annual and deferred compensation forfeited by Mr. Gamba when he left his prior employment, he will receive (i) a bonus of $3.362 million, comprised of (A) a cash bonus of $1.681 million payable within 30 days of Mr. Gamba’s start date (provided the start date is on or before October 15, 2025 and Mr. Gamba has continuous employment for twelve months following his start date) and (B) a restricted stock grant valued at $1.681 million; (ii) a restricted stock grant valued at $9.1 million in consideration of the deferred compensation forfeited by Mr. Gamba; and (iii) relocation expenses estimated at up to $200,000, and generally will be able to participate in the Company’s benefit plans. Each of Mr. Gamba’s stock grants vest equally over three years and if Mr. Gamba is terminated without cause, then all of his restricted stock awards will have immediate accelerated vesting.
Also on July 16, 2025, each of Terrence Murphy, the Company’s Head of Public Markets Investments, and Matthew Nicholls, the Company’s Chief Financial and Operating Officer, were appointed Co-President effective October 15, 2025.
While remaining the Company’s Chief Executive Officer, Jennifer M. Johnson will relinquish her title as President effective October 15, 2025.
Effective October 15, 2025, Adam Spector will resign as the Company’s Executive Vice President and Head of Global Distribution. His responsibilities as Head of Global Distribution will be included in Mr. Gamba’s role as Chief Commercial Officer. As a result, Mr. Spector will no longer be a named executive officer of the Company. Mr. Spector will continue serving the Company as the chief executive officer of the Company’s wholly-owned subsidiary, Fiduciary Trust International.
On September 8, 2025, the Company issued the attached press release announcing the appointment of Mr. Gamba as Chief Commercial Officer and the appointments of Messrs. Gamba, Murphy and Nicholls as Co-Presidents of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Franklin Resources, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	September 8, 2025	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel

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